SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [ ]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         MERCHANTS BANCSHARES, INC.
  ---------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


  ---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [X]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (5)   Total fee paid:

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   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ---------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ---------------------------------------------------------------
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               ---------------------------------------------------------------
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               ---------------------------------------------------------------


                         MERCHANTS BANCSHARES, INC.

                             164 College Street
                          Burlington, Vermont 05401
                               (802) 658-3400

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held on April 25, 2000

      Notice is hereby given that the Annual Meeting of Shareholders of Merchants Bancshares, Inc., a Delaware corporation (the "Company"), will be held at the Clarion Hotel & Conference Center, 1117 Williston Road, South Burlington, Vermont, on Tuesday, April 25, 2000, at 10 a.m. for the following purposes:

      1. To elect three Directors of the Company, each of whom will serve for a three-year term.

      2. To transact any other business which may properly come before the meeting or any adjournment of the meeting.

      The close of business on February 29, 2000 was fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Our By-laws require that the holders of a majority in interest of all stock issued, outstanding and entitled to vote be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business.

                               By order of the Board of Directors,


                            /s/ Raymond C. Pecor, Jr   /s/ Joseph L. Boutin
                            ------------------------   --------------------
                            Raymond C. Pecor, Jr.      Joseph L. Boutin
                            Chairman of the            President and
                            Board of Directors         Chief Executive Officer


Burlington, Vermont
March 24, 2000


                               PROXY STATEMENT
                         MERCHANTS BANCSHARES, INC.
                             164 College Street
                          Burlington, Vermont 05401

                       ANNUAL MEETING OF SHAREHOLDERS
                               April 25, 2000

                             GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of Merchants Bancshares, Inc. (the "Company"), to be held on April 25, 2000, and at any adjournments of that meeting. Shareholders of record at the close of business on February 29, 2000 are entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying form of proxy are first being mailed or given to holders of common stock, par value $0.01 per share, of the Company ("Common Stock"), on or about March 24, 2000.

      Proxies in the form enclosed are solicited by the Board of Directors of the Company. Any proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no instructions are given on a proxy, that proxy will be voted FOR the election, as directors of the Company, of the nominees named in this Proxy Statement. At present, management knows of no additional matters to be presented at the Annual Meeting, but if other matters are presented, the persons named in the proxy and acting under that proxy will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

      A proxy may be revoked at any time prior to its exercise (i) by submitting a written notice, addressed to Jennifer L. Varin, Secretary of the Company, at the principal office of the Company, revoking that proxy, or (ii) in open meeting prior to the taking of a vote. Any shareholder of the Company entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person on any matter presented for a vote to the shareholders of the Company at the Annual Meeting, whether or not that shareholder has previously given a proxy.

      Solicitation of proxies will be made initially by mail. Proxies may also be solicited personally, by telephone or by facsimile transmission by the directors, officers and other employees of the Company or the Company's bank subsidiary, The Merchants Bank (the "Bank"). The Company will bear all costs and expenses incurred in connection with this solicitation, including the cost of printing and mailing these proxy materials and the expenses, charges and fees of brokers, custodians, nominees and other fiduciaries who, at the request of the management of the Company, mail material to or otherwise communicate with the beneficial owners of shares of Common Stock held of record by those brokers, custodians, nominees or other fiduciaries.

      Written notice of the results of the voting at the Annual Meeting or adjournments of the meeting will not be mailed to shareholders, but will be available upon request, without charge. The Company maintains its principal administrative offices at 275 Kennedy Drive, South Burlington, Vermont 05403, and its telephone number is (802) 658-3400.

                              VOTING SECURITIES

      As of February 29, 2000, the record date for the Annual Meeting, there were 4,278,217 shares of Common Stock outstanding. All of those shares are entitled to vote at the Annual Meeting. Fractional shares are not entitled to be voted, but each full share of Common Stock entitles its holder to one vote on all matters properly brought before the Annual Meeting. At present, Common Stock is the only class of capital stock of the Company that is issued and outstanding.

      The following table provides information regarding persons or organizations known by the Company to be the beneficial owners of more than five percent (5.00%) of the outstanding shares of the Common Stock as of February 29, 2000.

                                     Amount and Nature
Name of Beneficial                     of Beneficial     Percent of    Notes of
       Owner                           Ownership (1)       Class      Explanation
---------------------------------------------------------------------------------

General Educational Fund Inc.             518,790          12.13%         (2)

Merchants Bank 401(k) Employee            341,300           7.98%         (3)
Stock Ownership Plan

Charles A. Davis                          277,236           6.48%         (4)

-------------------

<F1>  In accordance with Rule 13d-3 under the Securities Exchange Act of
      1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, those shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in the shares set forth opposite their names.
<F2>  The General Educational Fund, Inc., (the "Fund"), located at 164
      College Street, Burlington, Vermont, was established in perpetuity in 1918 by the Bank for the purpose of providing financial assistance to full-time students attending institutions of higher education. The Board of Trustees of the General Education Fund consists of the following individuals, who also serve the Company and/or the Bank in the capacities as indicated: Joseph L. Boutin, President, Chief Executive Officer and a Director of the Company and the Bank, Michael
      R. Tuttle, Executive Vice President of the Bank and Geoffrey R. Hesslink, a Vice President of the Bank. The number of shares indicated above does not include shares of Common Stock owned by the Trustees individually. See "Security Ownership of Certain Beneficial Owners and Management".
<F3>  While participants in the Bank's 401(k) Employee Stock Ownership Plan
      (the "401(k) Plan") have the right to designate how shares of Common Stock allocated to their respective accounts are to be voted, the Plan Administration Committee of the 401(k) Plan is authorized to vote the shares for which no designation is made by participants.
<F4>  Includes (i) 4,568 shares held in trust for Mr. Davis' two minor sons; (ii) 1,164 shares held directly by Mr. Davis' two minor sons;
      (iii) 10,525 shares held by Mr. Davis as trustee of the Charles and Marna Davis Foundation and (iv) 9,776 shares owned by Mr. Davis' wife, Marna Davis. See "Nominees for Directors of the Company" for Mr. Davis' biography.

                            ELECTION OF DIRECTORS
                             (Proposal Number 1)

      Our By-laws stipulate that our business and affairs is to be managed by a Board of Directors, which is to consist of not less than nine nor more than twenty-one individuals divided into three classes as nearly equal in size as possible.

      At a meeting held on January 20, 2000, the Board of Directors of the Company (the "Company Board") unanimously voted to fix the number of directors at nine, and to introduce for adoption at the Annual Meeting the following resolution:

RESOLVED:   That Joseph L. Boutin, Charles A. Davis and Peter A. Bouyea be
            elected to serve as Class I directors of Merchants Bancshares, Inc., each for a three year term expiring on the date of the Annual Meeting of Shareholders in 2003, or until their successors are duly elected and qualified in accordance with the By-laws of the Company.

Nominees for Directors of the Company

      The following table sets forth the names and addresses of the three nominees for election to the Company Board, their principal occupations, ages and periods of service as directors of the Company. Information regarding their ownership of shares of Common Stock as of February 29, 2000, may be found at "Security Ownership of Certain Beneficial Owners and Management". The Class I Nominees have each been nominated for a three-year term expiring on the date of the Company's annual meeting of shareholders in 2003.

                                             Principal                       Director of
Class          Name           Age            Occupation                     Company Since
-----------------------------------------------------------------------------------------

  I      Joseph L. Boutin      52      President & CEO                          1994
                                       of the Company and the Bank
                                       Burlington, VT (1)

  I      Charles A. Davis      51      President and COO                        1985
                                       Marsh & McLennan Risk Capital Corp.
                                       Greenwich, CT (2)

  I      Peter A. Bouyea       52      Consultant to Baking Industry            1994
                                       South Burlington, VT (3)

      The following biographical information is provided for the three nominees as indicated above:

Joseph L. Boutin

      Joseph L. Boutin is currently President and Chief Executive Officer of the Company and the Bank. He was appointed to the Board of Directors of the Company and the Bank on October 24, 1994. Prior to joining the Company and the Bank, Mr. Boutin was formerly associated with the Howard Bank, a subsidiary of Banknorth Group, Inc., for 25 years and served as President of the Howard Bank from 1989 until 1994. Mr. Boutin is currently a director of the Vermont Student Assistance Corporation, a trustee of Saint Michael's College, a trustee of Vermont Public Radio and a member and former Chairman of the Communications Council of the American Bankers Association.

Charles A. Davis

      Charles A. Davis has served as a Director of the Company since 1985. He is President and Chief Executive Officer of Marsh & McLennan Capital, Inc. Prior to joining Marsh & McLennan Capital, he was a Senior Director and former partner of Goldman Sachs & Company.

Peter A. Bouyea

      Peter A. Bouyea has served as a Director of the Company since 1994 and the Bank since 1993. Mr. Bouyea has been a consultant to the baking industry since December 1994. Prior to that time, he was President of Bouyea-Fassetts, Inc., a wholly owned indirect subsidiary of Phillip Morris, Inc.

      If, at the time of the Annual Meeting, any of these nominees should be unable to serve or should decline to serve, the discretionary authority provided in the proxies may be exercised to vote for a substitute or substitutes, who would be designated by the Company Board, and would be elected to the same class or classes as the nominees for whom they are substituted. Neither our By-laws nor applicable law restrict the nomination of other individuals to serve as directors, and any shareholder present at the Annual Meeting may nominate another candidate.

      An affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is necessary for the election of the individuals named above. There is no cumulative voting in elections of directors of the Company. Unless otherwise specified, proxies will be voted in favor of the nominated individuals.

      The Company Board recommends that the shareholders vote "FOR" the election of the nominees listed above.

Continuing Directors

      The following table sets forth certain information about those Directors of the Company whose terms of office do not expire at the Annual Meeting and who consequently are not nominees for re-election at the Annual Meeting.

                                                                                                  Term of
                                                Principal                       Director of     Office Will
Class          Name              Age            Occupation                     Company Since      Expire
-----------------------------------------------------------------------------------------------------------

II       Jeffrey L. Davis         47      President-J.L. Davis, Inc.               1993             2001
                                          Burlington, VT

II       Michael G. Furlong       49      Attorney, Sheehey Furlong                1991             2001
                                          Rendall & Behm P.C.
                                          Burlington, VT

II       Raymond C. Pecor, Jr.    60      Chairman, Lake Champlain                 1984             2001
                                          Transportation Company
                                          Burlington, VT

II       Patrick S. Robins        61      Treasurer, Symquest Group, Inc.          1984             2001
                                          South Burlington, VT (1)

III      Leo O'Brien, Jr.         69      Partner-Vice President,                  1984             2002
                                          O'Brien Brothers Agency, Inc.
                                          South Burlington, VT

III      Robert A. Skiff, Ph.D.   58      Headmaster,                              1984             2002
                                          Vermont Commons School
                                          Burlington, VT (2)

-------------------

<F1>  Mr. Robins became Treasurer of SymQuest Group, Inc. in February 1996.
      Prior to that time, Mr. Robins was President of McAuliffe, Inc., a distributor of office and paper products headquartered in Burlington, VT.
<F2>  Dr. Skiff became Headmaster of the Vermont Commons School in
      Burlington, Vermont in July 1997. Prior to becoming Headmaster, Dr. Skiff served as President of Champlain College for 15 years.

      Except as indicated above, each Director has been employed during the past five years in his current position.

Bank Directors

      All of the Directors of the Company except Charles A. Davis are also Directors of the Bank. In addition to the members of the Company Board, Lorilee A. Lawton and Carole A. Ziter are also Directors of the Bank. Ms. Lawton, who is 52 years old, is a majority owner of Red Hed Supply, Inc., a wholesaler of underground pipeline materials, located in Burlington, Vermont. Ms. Ziter, who is 57 years old, is President of Sweet Energy, a mail order food company, located in Burlington, Vermont. Please note that shareholders of the Company will not be voting on directors of the Bank.

Other Information About the Board and its Committees

Attendance of Directors

      During 1999, six meetings of the Company Board were held. The following Directors of the Company attended fewer than seventy-five percent of the meetings of the Company Board: Charles A. Davis, Michael G. Furlong and Patrick S. Robins.

Compensation of Directors

      During 1999, members of the Company Board who were not also officers of the Company, were paid a quarterly retainer of $1,000. In addition, Directors received an attendance fee for every meeting attended of $500, unless the Company Board meeting was held simultaneously with a regular meeting of the Board of Directors of the Bank (the "Bank Board"), in which case the fee applicable to Company Board meeting attendance was $250.

      During 1999, all Bank directors, who were not also officers of the Bank, were paid a $4,000 annual retainer, payable in quarterly installments, plus $500 for each Bank Board meeting attended. Committee members were paid $250 for each committee meeting attended, unless the Committee meeting was held simultaneously with a regular meeting of the Bank Board, in which case the fee applicable to committee meeting attendance was $125.

      In 1997, the Company Board and the shareholders of the Company voted to adopt the Merchants Bancshares, Inc. 1996 Compensation Plan for Non-Employee Directors. This plan permits non-employee directors of both the Company and the Bank to defer receipt of their annual retainer and meeting fees by receiving those fees in the form of restricted shares of Common Stock. If a participating Director elects to have all or a specified percentage of his or her compensation for a given year deferred in shares of Common Stock, that Director is credited with a number of shares of Common Stock equal in value up to 125% of the amount deferred. The Company Board regards the additional 25% as a "risk premium", taking into account that Director's commitment to the value of Common Stock over the deferral period, as well as the risk of forfeiture under certain circumstances.

Committees of The Boards of Directors

      The Bank Board has designated the following committees, all of which also serve as the committees of the Company Board: an Audit Committee, a Compensation Committee, and a Shareholder Value Committee. The composition and objectives of these committees are described below.

Audit Committee:

      The primary function of the Audit Committee is to promote quality and reliable financial reporting and adequate and effective internal controls for the Company and its subsidiaries, including the Bank. The Audit Committee is responsible for establishing and maintaining adequate, independent and objective internal and external audit and loan review functions and promoting the effective identification and management of risks throughout the Company.

      During 1999, four meetings of the Audit Committee were held. The Audit Committee consisted of Peter A. Bouyea, Chair, Jeffrey L. Davis, Lorilee A. Lawton and Leo O'Brien, Jr.

Compensation Committee:

      The Compensation Committee is responsible for establishing the compensation of the Company's and the Bank's directors, officers and employees, including salaries, bonuses, commissions, benefit plans, the grant of options and other forms of, or matters relating to, compensation.

      During 1999, three meetings of the Compensation Committee were held. The Compensation Committee consists of the following non-employee members of the Bank Board: Michael G. Furlong, Chair, Leo O'Brien, Jr., Robert A. Skiff and Carole A. Ziter.

Shareholder Value Committee:

      The function of the Shareholder Value Committee is to consider and make recommendations to the Company Board on proposals which effect the value of shareholders' investment in Common Stock.

      One meeting of the Shareholder Value Committee was held during 1999. The Shareholder Value Committee consists of the following non-employee members of the Company Board: Raymond C. Pecor, Jr., Chair, Peter A. Bouyea, Charles A. Davis and one employee member - Joseph L. Boutin.

Compensation of Principal Officers

      Compensation of principal officers is paid by the Bank. The following table sets forth aggregate compensation paid by the Bank over the past three calendar years to the most highly compensated principal officers of the Company or the Bank, whose salary and bonus for 1999 exceeded $100,000 ("Named Principal Officers").

                         Summary Compensation Table

                                                                          Long-Term Compensation
                                                                          ----------------------
                                                                            Awards      Payouts
                                                                          ----------------------
                                                                          Securities                  All
      Name and Principal                 Annual Compensation              Underlying     LTIP        Other
                                     ----------------------------
           Position                  Year     Salary       Bonus             Options    Payouts   Compensation
--------------------------------------------------------------------------------------------------------------
Joseph L. Boutin                     1999    $199,992    $      0 (1)(2)    39,309         0       $15,002(5)
President, and Chief Executive       1998    $199,992    $150,000           13,618         0       $14,974
Officer of the Company and Bank      1997    $199,992    $      0           15,000         0       $12,842

Michael R. Tuttle                    1999    $140,000    $      0 (1)(2)    26,566         0       $12,715(6)
Executive Vice-President of          1998    $130,000    $ 97,500            8,852         0       $14,564
the Bank                             1997    $132,625    $      0           10,100         0       $12,708

Thomas R. Havers                     1999    $110,011    $ 75,000 (1)(3)     7,247         0       $14,621(7)
Senior Vice-President of the Bank    1998    $100,872    $ 75,000            6,809         0       $14,571
                                     1997    $101,449    $      0            7,770         0       $ 9,390

Thomas S. Leavitt                    1999    $107,745    $ 72,239 (4)        7,247         0       $14,306(8)
Senior Vice-President of the Bank    1998    $100,006    $ 44,971            6,809         0       $12,261
                                     1997    $102,603    $ 11,855            7,770         0       $15,169

Janet P. Spitler                     1999    $ 92,598    $ 63,757 (1)(3)     6,212         0       $14,126(9)
Treasurer of the Company and         1998    $ 85,010    $  5,000            5,788         0       $ 8,717
Bank                                 1997    $ 72,055    $  3,159            2,500         0       $ 6,153

-------------------

<F1>  Bonuses for 1999 performance have not yet been determined or paid to
      Messrs. Boutin, Tuttle, Havers or Ms. Spitler. These bonuses will be determined and paid during 2000.
<F2>  In December 1998, Messrs. Boutin and Tuttle agreed to forego receipt of the cash bonus to which each was entitled under his respective Employment Agreement with the Company and the Bank. In substitution of these bonuses, the Company granted Messrs. Boutin and Tuttle an option to purchase shares of Common Stock with a value equivalent to the bonus to which they were entitled.
<F3>  Bonuses paid to Mr. Havers and Ms. Spitler in 1999 were awarded for performance in 1998.
<F4>  Of the amount listed as Bonus paid to Mr. Leavitt in 1999, $53,564 was not paid until the first quarter of 2000.
<F5>  Includes contributions made by the Bank on behalf of Mr. Boutin pursuant to the 401(k) Plan of $14,400 for 1999.
<F6>  Includes contributions made by the Bank on behalf of Mr. Tuttle pursuant to the 401(k) Plan of $12,583 for 1999.
<F7>  Includes contributions made by the Bank on behalf of Mr. Havers pursuant to the 401(k) Plan of $14,400 for 1999.
<F8>  Includes contributions made by the Bank on behalf of Mr. Leavitt pursuant to the 401(k) Plan of $14,222 for 1999.
<F9>  Includes contributions made by the Bank on behalf of Ms. Spitler pursuant to the 401(k) Plan of $14,067 for 1999.

                             -------------------

Option Grants in Last Fiscal Year tc "Option Grants in Last Fiscal Year"

      The following table provides information regarding stock options granted to Named Principal Officers in 1999. Each of the individuals who were granted stock options during 1999 were granted those options pursuant to the terms of employment agreements with the Company and the Bank and the Company's Long Term Incentive/Stock Option Plan. See "Employment Agreements."

                                   Individual Grants (1)
                   -----------------------------------------------------
                                  % of
                                  Total                                     Potential Realizable
                   Number of     Options      Total                           Value at Assumed
                   Securities   Granted to   Exercise                       Annual Rates of Stock"
                   Underlying   Employees    Or Base                         Price Appreciation
                    Options     In Fiscal     Price         Expiration        For Option Term"
                                                                            ----------------------
      Name          Granted       Year       ($/Share)         Date            5%           10%
--------------------------------------------------------------------------------------------------

Joseph L. Boutin     25,505        26%         22.50      March 18, 2006    $233,620      $544,433
Michael R. Tuttle    16,903        17%         22.50      March 18, 2006    $154,827      $360,814
Joseph L. Boutin     13,804        14%         26.25     August 19, 2009    $227,883      $577,501
Michael R. Tuttle     9,663        10%         26.25     August 19, 2009    $159,521      $404,259
Thomas R. Havers      7,247         7%         26.25     August 19, 2009    $119,637      $303,184
Thomas S. Leavitt     7,247         7%         26.25     August 19, 2009    $119,637      $303,184
Janet P. Spitler      6,212         6%         26.25     August 19, 2009    $102,551      $259,884

-------------------

<F1>  The options become exercisable after August 19, 2001. All options are immediately exercisable if the Named Principal Officer is terminated without "just cause" or due to his or her disability, or in the event that any transaction occurs with respect to the Company or the Bank which results in a "change of control" of the Company or the Bank, as either existed at August 19, 1999.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

      The following table shows stock option exercises by the Named Principal Officers, including the aggregate value realized upon such exercise. "Value realized upon exercise" represents the excess of the closing price of Common Stock on the date of exercise over the exercise price. In addition, this table includes the number of shares remaining unexercised underlying both "exercisable" (i.e., vested) and "unexercisable" (i.e., unvested) stock options as of December 31, 1999. Also, reported are the values of "in-the-money" options, which represent the positive spread between the exercise price of any existing stock options and the year-end price of Common Stock of $21.375.

                                                Number of Securities
                      Shares                          Underlying               Value of Unexercised
                     Acquired                    Unexercised Options           In-The-Money Options
                        On        Value          At Fiscal Year-End             At Fiscal Year-End
                                             ----------------------------------------------------------
      Name           Exercise    Realized    Exercisable   Unexercisable    Exercisable   Unexercisable
-------------------------------------------------------------------------------------------------------
Joseph L. Boutin           -            -       30,550         52,927         $14,055            -
Michael R. Tuttle      1,000      $11,500       18,100         35,418         $38,810            -
Thomas R. Havers           -            -       12,770         14,056         $32,500            -
Thomas S. Leavitt          -            -       12,770         14,056         $30,000            -
Janet P. Spitler           -            -        2,500         12,000               -            -

Retirement Benefits

              Pension Plan Table
              Estimated Annual Retirement Benefit for Specified Years of Credited Service
              ---------------------------------------------------------------------------
              Annual Compensation      20         30         40
              ---------------------------------------------------
                   $ 50,000         $15,456    $23,184    $25,684
                   $ 75,000         $25,336    $38,004    $41,754
                   $100,000         $35,336    $53,004    $58,004
                   $125,000         $45,336    $68,004    $74,254
                   $150,000         $55,336    $83,004    $90,504
                   $175,000         $55,336    $83,004    $90,504
                   $200,000         $55,336    $83,004    $90,504
                   $225,000         $55,336    $83,004    $90,504
                   $250,000         $55,336    $83,004    $90,504
                   $275,000         $55,336    $83,004    $90,504
                   $300,000         $55,336    $83,004    $90,504
                   $325,000         $55,336    $83,004    $90,504

      The above table shows the estimated annual retirement benefits payable upon retirement to persons in a specified compensation and years of credited service classification. The assumptions are: that they retire at age 65 during 1999 that each member's final average compensation is equal to his or her annual compensation amounts provided that, if annual compensation exceeds $150,000 for illustration purposes the final average compensation has been set equal to $150,000; and that they elect a straight life annuity form of payment. In 1994, the Company froze the plan beginning on January 1, 1995. In 1995, the plan was curtailed. No additional years of service or age will accrue under the plan. The retirement benefits listed in the table take into consideration the Social Security offset amount which is based on the law in effect on January 1, 1994 and assumes an employee earned the annual compensation listed on the table for the calendar year 1994. The maximum annual benefit limitations as set forth in the plan and under Section 415 of the Internal Revenue Service Code have also been accounted for in the table.

      For purposes of this table, Mr. Havers had 25 years of benefit service with the Bank as of December 31, 1999.

Executive Officers of the Company and the Bank

      The names and ages of the Executive Officers of the Company and the Bank and each Executive Officer's position with the Company or the Bank are listed below.

                                       Positions of Officers with the
       Name            Age                  Company or the Bank
---------------------------------------------------------------------------

Joseph L. Boutin       52      President and Chief Executive Officer of the
                               Company and the Bank
Michael R. Tuttle      44      Executive Vice President and Chief Operating
                               Officer of the Bank
Thomas R. Havers       50      Senior Vice President of the Bank, Operating
                               and Administrative Division Manager
Thomas S. Leavitt      41      Senior Vice President of the Bank, Sales
                               Division Manager
William R. Heaslip     55      President and Chief Executive Officer of
                               Merchants Trust Company
Janet P. Spitler       40      Treasurer of the Company and Bank, Chief
                               Financial Officer of the Bank
Zoe P. Erdman          43      Senior Vice President of the Bank, Credit
                               Division Manager

      Mr. Boutin became President and Chief Executive Officer of the Company and the Bank on October 24, 1994. Mr. Tuttle has been employed by the Bank as Executive Vice President since February 1995. In August 1997, Mr. Tuttle became Chief Operating Officer of the Bank. Prior to February 1995, Mr. Tuttle was the Senior Lending Officer at the Howard Bank in Burlington, Vermont. Mr. Havers has been Senior Vice President of the Bank since 1990 and has been employed by the Bank since 1971. Mr. Leavitt has been Senior Vice President of the Bank since February 1996. From 1995 until February 1996, Mr. Leavitt was President of SafetyMaster Corporation, a safety equipment distribution and technical services company located in Billings, Montana. Mr. Heaslip has been the President of The Merchants Trust Company since December 1995. Prior to that time, Mr. Heaslip was Executive Vice President/Trust and Investment of Chittenden Bank in Burlington, Vermont. Since December 1995, Ms. Spitler has been the Treasurer of the Bank and the Company. In August 1997, she became Chief Financial Officer of the Bank, with whom she has been employed since 1990. In November 1998, Ms. Erdman became a Senior Vice President of the Bank, with whom she has been employed since October 1997.

Compensation Committee Report

      The Compensation Committee represents both the Company and the Bank and consists of four directors who are not officers or employees of the Company or the Bank; Michael G. Furlong, chair, Leo O'Brien, Robert A. Skiff, each a director of the Company and the Bank, and Carole A. Ziter, a director of the Bank.

      The Compensation Committee's primary responsibilities are to provide independent review and oversight and promote corporate accountability for executive compensation, approve performance and base compensation policies for executive management and employees, approve incentive plans, and provide oversight of company benefit programs.

      Decisions on compensation of the Company's and the Bank's Executive Officers generally are made by the Compensation Committee. All decisions by the Compensation Committee relating to the compensation of the Company's and the Bank's Executive Officers are reviewed by each of the full Company and Bank Boards. Pursuant to rules of the Securities and Exchange Commission, set forth below is a report prepared by the Company's and the Bank's Board Compensation Committee addressing the Company's and the Bank's compensation policies for 1999 as they affected Mr. Boutin, the Company's Chief Executive Officer, and the other Executive Officers.

      Compensation Policies Toward Executive Officers. The Company's and the Bank's compensation program for Executive Officers consists primarily of two elements, base salary and specific bonuses based on the achievement of defined corporate objectives. The Compensation Committee's executive compensation policies are and will be further designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Levels of executive compensation are set at levels that the Compensation Committee believes to be consistent with others in the Bank's industry.

      The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management and shareholders' interests in the enhancement of shareholder value. Thus, the Committee has and will further incorporate these elements in designing the compensation packages of the Company's executive Officers.

      Relationship of Performance Under Compensation Plans. The Company's compensation policy with respect to Executive Officers is administered by the Compensation Committee of the Board of Directors of the Company and the Bank. The two key elements of this policy are base salary and the Company's Annual Bonus Plan.

      Each Executive Officer's annual performance review serves as the basis for making adjustments to base salary. Individual performance evaluations are closely tied to achievement of short as well as long term goals and objectives, individual initiative, team-building skills, level of responsibility and above-average corporate performance. Base salary is keyed to the median of a peer group of regional commercial banks as established from time to time by the Compensation Committee.

      In addition to the base compensation, the Company has a bonus plan to reward executive officers for accomplishing financial objectives set annually by the Committee. Bonuses were paid to executive officers in 1999.

      Long Term Incentive/Stock Option Plan. The Long Term Incentive/Stock Option Plan (the "Stock Option Plan") permits the Compensation Committee to grant stock options to key personnel. Under the Stock Option Plan, each year a participating Executive Officer will receive stock options with a "value" equal to 50% of his or her base salary, subject to an overall cap. The "value" of the options to be granted will be determined using a widely accepted financial model which determines the value of stock options. The exercise price of the options is determined annually, by the Board of Directors, and are to be no less than fair market value as of the date of the grant.

      CEO Compensation:

      Mr. Boutin serves the Bank pursuant to an employment agreement, dated January 1, 1999, which provides for his employment as President and Chief Executive Officer of the Company and Bank through December 31, 2001. The terms of Mr. Boutin's contract were negotiated at arms-length. Mr. Boutin's base salary is $200,000 per year through calendar year 2001. See "Employment Agreements."

      Employment Agreements:

      Certain of the Executive Officers have entered into Employment Agreements with the Company and the Bank. These agreements specify the terms of employment and are discussed below, under the section entitled, "Employment Agreements".

           Members of the Compensation Committee
                 Michael G. Furlong, Chair
                 Leo O'Brien, Jr.
                 Patrick S. Robins
                 Carole A. Ziter

Employment Agreements

      Messrs. Boutin, Tuttle, Havers, Heaslip, Leavitt, and Ms. Spitler and Erdman have entered into Employment Agreements with the Company and the Bank, each dated January 1, 1999, and each containing substantially identical terms. These Employment Agreements contain standard terms and conditions typically found in employment agreements for comparable executives, including those terms discussed in this paragraph. Under their Employment Agreements, each Executive Officer is employed for a three-year term ending on December 31, 2001, renewable thereafter for successive one-year terms unless the Company notifies these individuals that their employment will terminate on December 31, 2001. Notwithstanding the foregoing, however, under these agreements, if the Executive Officer is terminated without "just cause" (as defined in their agreements) or the Executive Officer resigns for "good reason" (as defined in these agreements), in each case prior to the completion of the term of their employment, the Bank has agreed to pay in one lump sum that Executive Officer's salary for one year from the date of termination. Executive Officers are also eligible under the terms of their Employment Agreements to receive bonuses based upon the achievement of certain corporate objectives. Additionally the Employment Agreements provide for specific grants of stock options under the Company's Long Term Incentive/Stock Option Plan.

Related Party Transactions

      As described below under "Compensation Committee Interlocks and Insider Participation," the Bank engages in banking transactions with directors and officers of the Company, and with their associates.

      The Bank obtained legal services during 1999, and anticipates obtaining those services during 2000, from the firm of Sheehey Furlong Rendall & Behm P.C., of which Michael G. Furlong is a principal member. Mr. Furlong is a Director of the Company and the Bank and Chairman of the Compensation Committee. Fees paid to Mr. Furlong's firm by the Bank for services and expenses in 1999 aggregated $128,740.

      During 1999, the Bank purchased computer equipment and project management services, on a competitive basis, from SymQuest Group, Inc. valued at $158,388. Patrick S. Robins, who is Treasurer of SymQuest Group, Inc., is a Director of the Company and the Bank and a member of the Compensation Committee.

      The Bank used the services of Direct Results, Inc., a marketing firm, during 1999. The principal shareholder of Direct Results, Inc. is the husband of Carole Ziter, a Director of the Bank. Fees paid to Direct Results, Inc. for services and expenses during 1999 totaled $48,671.

Compensation Committee Interlocks and Insider Participation

      During 1999, the Compensation Committee included Michael G. Furlong, Chairman, Leo O'Brien, Jr., Robert A. Skiff and Carole A. Ziter, all independent, non-employee Directors of either the Company or the Bank.

Performance Graph

      A comparison of five-year cumulative total return to shareholders of the Company to a group of bank holding companies selected by the Company, and to the NASDAQ market index is indicated below. Data is shown both in tabular format and in the following graph. The peer group of bank holding companies consists of the following: Arrow Financial Corporation (AROW); Banknorth Group, Inc. (BKNG); Chittenden Corporation (CNDN); Independent Bank Corp. (INDB); Vermont Financial Services Corporation (VFSC), Granite State Bancshares, Inc. (GSBI) and CNB Financial Corporation (CNBF).

                  COMPARE FIVE YEAR CUMULATIVE TOTAL RETURN
                      AMONG MERCHANTS BANCSHARES, INC.
                  NASDAQ MARKET INDEX AND PEER GROUP INDEX

                               [INSERT CHART]


                    ASSUMES $100 INVESTED ON JAN. 1, 1994
                         ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DEC. 31, 1999

                                                    Fiscal Year Ending
                              --------------------------------------------------------------
        Company                 1994       1995       1996       1997       1998       1999
--------------------------------------------------------------------------------------------

Merchants Bancshares, Inc.    $100.00    $146.34    $184.15    $328.04    $261.07    $228.56
Peer Group                    $100.00    $166.25    $191.94    $327.41    $340.14    $282.14
Broad Market                  $100.00    $129.71    $161.18    $197.16    $278.08    $490.46

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information regarding the ownership of Common Stock as of February 29, 2000 by each of the Directors and Executive Officers of the Company and the Bank and the Directors and Executive Officers of the Company and the Bank as a group.

                                      Amount and Nature of
      Name                           Beneficial Ownership(1)    Percent of Class
--------------------------------------------------------------------------------

Joseph L. Boutin           (a)(d)            587,773(2)               13.2%
Peter A. Bouyea               (a)             60,029(3)                1.2%
Charles A. Davis              (b)            277,236(4)(5)             6.6%
Jeffrey L. Davis              (a)             19,465(3)(5)                *
Zoe P. Erdman                 (e)                536                      *
Michael G. Furlong            (a)              4,548(5)                   *
Thomas R. Havers              (d)             33,463(6)                   *
William R. Heaslip            (f)             14,418(7)                   *
Lorilee A. Lawton             (c)              3,383(3)                   *
Thomas S. Leavitt             (d)             17,087(8)                   *
Leo O'Brien, Jr.              (a)             19,114(5)                   *
Raymond C. Pecor, Jr.         (a)            135,729(3)(5)             2.9%
Patrick S. Robins             (a)             26,420(3)(5)                *
Robert A. Skiff, Ph.D.        (a)              2,171(5)                   *
Janet P. Spitler              (d)            148,481(9)                3.5%
Michael R. Tuttle             (d)            550,125(10)              12.4%
Carole A. Ziter               (c)              2,659(3)                   *

Directors and Executive
Officers as a Group                        1,383,847(11)              32.3%

-------------------

<F*>  Shareholdings represent less than 1.00% of class
<Fa>  Designates Director of the Company and the Bank
<Fb>  Designates Director of the Company only
<Fc>  Designates Director of the Bank only
<Fd>  Designates Named Principal Officer
<Fe>  Designates Executive Officer of the Bank
<Ff>  Designates Executive Officer of the Trust Company

NOTES:
<F1>  In accordance with Rule 13d-3 under the Securities Exchange Act of
      1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose or to direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set opposite their respective names.
<F2>  Includes 518,790 shares held by the General Educational Fund, Inc.
      (the "Fund"). Mr. Boutin is a trustee of the Fund and as such may be deemed to beneficially own all such shares. Mr. Boutin disclaims beneficial ownership of all such shares held by the General Education Fund. Also, includes 30,550 shares which Mr. Boutin may acquire pursuant to the exercise of certain vested stock options.
<F3>  Does not include shares which Messrs. Bouyea, J. Davis, Pecor, Robins and Ms. Ziter and Lawton have the right to receive on a deferred basis five years from the date of the deferment. The shares will be issued to participants pursuant to agreements made by the Bank in connection with the establishment of the 1996 Compensation Plan for Non-Employee Directors. See "Compensation of Directors." See also
      Note 9 with respect to the voting of these shares.
<F4>  Includes 4,568 shares held in trust for Mr. Davis' two minor sons,
      1,164 shares held directly by Mr. Davis' two minor sons, 10,525 shares held by Mr. Davis as trustee of the Charles and Marna Davis Foundation and 9,776 shares owned by Mr. Davis' wife, Marna Davis.
<F5>  Does not include shares which Messrs. J. Davis, Bouyea, Furlong,
      O'Brien, Pecor, Robins and Skiff have the right to receive on a deferred basis. The shares will be issued to participants pursuant to agreements made by the Bank in connection with the termination of the Bank's former deferred compensation plan for Directors in December 1995. See Note 9 with respect to the voting of these shares.
<F6>  Does not include shares which Mr. Havers has the right to receive on a deferred basis. These shares will be issued to Mr. Havers pursuant to agreements made by the Bank in connection with the termination of the Bank's Executive Salary Continuation Plan in December 1995. Includes 12,770 shares, which Mr. Havers may acquire pursuant to the exercise of certain vested stock options.
<F7>  Includes 12,380 shares, which Mr. Heaslip may acquire pursuant to the exercise of certain vested stock options.
<F8>  Includes 12,770 shares, which Mr. Leavitt may acquire pursuant to the exercise of certain vested stock options.
<F9>  Includes 143,645 shares held in various trusts related to the 1996
      Compensation Plan for Non-Employee Directors, which is active, and the Bank's former Deferred Compensation Plan for Directors and Executive Salary Continuation Plan, both of which were terminated in December 1995. Ms. Spitler has the power to vote these shares on behalf of the Company and Bank. Ms. Spitler disclaims beneficial ownership of all such shares. Also includes 2,500 shares, which Ms. Spitler may acquire pursuant to the exercise of certain vested stock options.
<F10> Includes 518,790 shares held by the General Educational Fund, Inc.
      (the "Fund"). Mr. Tuttle is a trustee of the Fund and as such may be deemed to beneficially own all such shares. Mr. Tuttle disclaims beneficial ownership of all such shares held by the General Education Fund. Also includes 18,100 shares, which Mr. Tuttle may acquire pursuant to the exercise of certain vested stock options.
<F11> Includes 518,790 shares held by the General Educational Fund, Inc.
      (the "Fund"), of which Messrs. Boutin and Tuttle are trustees and as such may be deemed to beneficially own all such shares. Includes 143,645 shares held in various trusts related to the 1996 Compensation Plan for Non-Employee Directors, which is active, and the Bank's former Deferred Compensation Plan for Directors and Executive Salary Continuation Plan, both of which were terminated in December 1995; and 89,070 shares which named principal officers may acquire pursuant to the exercise of certain vested stock options.

                             -------------------

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and 10% shareholders to file reports of ownership (Form 3) and changes of ownership (Form 4) with respect to the Common Stock with the Securities and Exchange Commission. Executive officers, directors and principal shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the filings for 1999 furnished to the Company, the Company believes all Section 16(a) filing requirements applicable to its executive officers and directors were complied with on a timely basis.

              RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      The Company Board, upon the recommendation of the Audit Committee, has selected the firm of Arthur Andersen LLP, independent public accountants, as auditors of the Company for 2000. The Company has been advised by that firm that neither it nor any member or associate of such firm have any relationship with the Company or the Bank other than as independent auditors. Arthur Andersen LLP has served as the Company's independent auditors since 1974.

      Representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make any statement that they may desire to make, and will be available to answer appropriate questions from the shareholders.

                                OTHER MATTERS

      The Company Board knows of no additional matters which are likely to be presented for action at the Annual Meeting other than the proposals specifically set forth in the Notice and referred to in this Proxy Statement. If any other matter properly comes before the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting under that proxy will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

         SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

      Shareholders who desire to submit proposals for the consideration of the Company's shareholders at its Annual Meeting of Shareholders in 2001, scheduled to be held on Tuesday, April 24, 2001, will be required, pursuant to a rule of the Securities and Exchange Commission, to deliver the proposal to the Company on or prior to November 24, 2000. Please forward any shareholder proposals to the Secretary of the Company at the address indicated below.

                                ANNUAL REPORT

      A copy of the Company's Annual report on Form 10-K for the year ended December 31, 1999, which includes financial statements, has been mailed to all shareholders with this Proxy Statement and has been filed with the Securities and Exchange Commission. The Annual Report is not to be regarded as proxy soliciting material. Additional copies of the Annual Report may be obtained by shareholders of the Company without charge on written request to the Secretary of the Company at the address indicated below.

                         ANNUAL DISCLOSURE STATEMENT

      Pursuant to 12 CFR 350 of the rules and regulations of the Federal Deposit Insurance Corporation, a copy of Merchants Bank's Annual Disclosure Statement may be obtained without charge by contacting the person indicated below. The Annual Disclosure Statement presents the Bank's financial condition and results of operations for the fiscal years ended 1998 and 1999.

                             Merchants Bank
                             Andrew T. Kloeckner, AVP & Compliance Officer 275 Kennedy Drive
                             South Burlington, VT 05403
                             Telephone (802) 658-3400

                                       By Order of the Board of Directors,

164 College St.                        Jennifer L. Varin
Burlington, VT 05401                   Secretary
                                       Merchants Bancshares, Inc.


COMMON STOCK              MERCHANTS BANCHARES, INC.                COMMON STOCK

                Proxy Solicited by the Board of Directors for
            1999 Annual Meeting of Shareholders on April 25, 2000

The undersigned hereby appoints Tracy K. Chandler and Ardyce J. Cochran, and each of them, proxies, with full power of substitution, to vote at the 1999 Annual Meeting of Shareholders of MERCHANTS BANCSHARES, INC. to be held on April 25, 2000 (including adjournments or postponements thereof), with all powers the undersigned would possess if personally present, as specified on the reverse side of this ballot, on the election of directors and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to shares covered hereby.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no contrary specification is made, this proxy will be voted FOR the election of the nominees of the Board of Directors and upon such other business as may come before the meeting in the appointed proxies' discretion.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and related Proxy Statement.

_____________________________________________________________________________
|        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN         |
|                           THE ENCLOSED ENVELOPE.                            |
|_____________________________________________________________________________|

______________________________________________________________________________
| Please sign exactly as your name(s) appear(s) hereon and return this proxy | | in the enclosed envelope, whether or not you expect to attend the meeting. |
|  You may, nevertheless, vote in person if you do attend.                    |
| NOTE: Executors, administrators, trustees, custodians, etc. should indicate| | the capacity in which they sign. When stock is held in the name of more |
|  than one person, each person should sign the proxy.                        |
|_____________________________________________________________________________|

HAS YOUR ADDRESS CHANGED?

------------------------------------------------------------------
------------------------------------------------------------------
------------------------------------------------------------------

DO YOU HAVE ANY COMMENTS?

------------------------------------------------------------------
------------------------------------------------------------------
------------------------------------------------------------------

[x]   PLEASE MARK VOTES
      AS IN THIS EXAMPLE

----------------------------------------
     MERCHANTS BANCSHARES, INC.
----------------------------------------

            COMMON STOCK

The Board of Directore recomments a vote FOR the Proposal listed below.
1.  Election of Directors.
    Nominees:

(01) Joseph L. Boutin                  FOR ALL          WITH-          FOR ALL
(02) Peter A Bouyea                    NOMINEES         HOLD           EXCEPT
(03) Charles A. Davis                    [ ]             [ ]             [ ]


NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name of the nominee. Your shares will be voted for the remaining nominee.

CONTROL NUMBER:
RECORD DATE SHARES:


2. To transact any other business which may properly come before the meeting or any adjournment thereof.

Please be sure to sign and date this Proxy.

--------------------------------
Date
--------------------------------


------------------------------     ------------------------------
Shareholder sign here              Co-owner sign here



Mark box at right if an address change or comment has been
noted on the reverse side of the card.                                     [ ]

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